Exhibit 4.18


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY OTHER LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER LAWS. NEITHER THE SECURITIES EVIDENCED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED.


                             STOCK PURCHASE WARRANT
                             Warrant No. 2006 - ___

                                                               December __, 2006

               Immtech Pharmaceuticals, Inc., a Delaware corporation ("Company") hereby grants Ferris, Baker Watts, Incorporated ("Warrant Holder"), on the terms and conditions set forth below, the right to purchase from the Company at any time during the Exercise Period (hereinafter defined) up to 100,000 fully-paid and non-assessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the Exercise Price (hereinafter defined).

Section 1.     Definitions.

               "Aggregate Exercise Price" means the Exercise Price multiplied by the total number of shares of Common Stock for which this Warrant is being exercised.

               "Exercise Date" means the date this Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company.

               "Exercise Notice" means the form attached hereto as Exhibit A, duly executed by the Warrant Holder.

               "Exercise Period" means the period beginning on the first anniversary of the date of issuance of this Warrant and continuing until the fifth anniversary thereof; provided that (i) if the Company exercises its right to redeem this Warrant pursuant to Section 4 hereof the Exercise Period shall end on such date of redemption and (ii) the Exercise Period shall terminate upon any attempted transfer of this Warrant without the prior written consent of the Company's Board of Directors.


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               "Exercise Price" is $_____(1) per share of Common Stock.

               "Warrant" means the right to purchase shares of Common Stock granted by this warrant.

               "Warrant Shares" means shares of Common Stock issuable upon exercise of this Warrant.

Section 2. Exercise. (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time during the Exercise Period by the delivery to the Company at the address set forth in Section 9 hereof (i) this Warrant, (ii) the Exercise Notice duly executed by the Warrant Holder and
(iii) the Aggregate Exercise Price.

               (b) Payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company; exercise by exchange of other securities is not permitted without express written permission of the Company.

               (c) In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of Warrant Shares for which the Warrant is exercised, and the Company, at its expense, shall issue and deliver to the Warrant Holder a new Warrant in the name of the Warrant Holder, reflecting the reduced number of Warrant Shares.

Section 3. Delivery of Stock Certificates. (a) Subject to the terms and conditions of this Warrant, promptly after the exercise of this Warrant in full or in part, the Company will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder is entitled upon such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled in accordance with the provisions hereof.

               (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant would result in the right to acquire a fractional share, then such fractional share shall be considered a whole share and shall be added to the number of Warrant Shares issuable to the Warrant Holder upon exercise of this Warrant.

Section 4. Redemption. If, before the expiration of this Warrant, the closing price of the Company's Common Stock on the Company's principal trading market (if the Company Common Stock is not traded on a recognized market then the price set in good faith by the Company's Board of Directors) meets or exceeds 200% of the Exercise Price for 20 consecutive "trading days" (days the principal exchange on which the Common Stock is traded is open for business or, if the Common Stock is no longer traded on an exchange, business days), the

--------
(1) 115% of the 10-day Volume Weighted Average Price, as reported by Bloomberg, for the 10 days immediately preceding the effective date of the engagement letter between the Warrant Holder and the Company.

Company may redeem any unexercised portion of this Warrant for a redemption fee of $0.01 per share ("Redemption Fee"). At least 30 days prior to the date fixed for the redemption the Company shall mail written notice to the Warrant Holder at its address last shown on the records of the Company, notifying such holder of the redemption, specifying the date of the redemption ("Redemption Date") and the date on which such holder's exercise rights terminate (which shall be no more than 5 business days prior to the Redemption Date) and calling upon such holder to surrender to the Company, in the manner and at the place designated, his Warrant, to the extent unexercised. From and after the Redemption Date, the Warrant Holder shall have no rights with respect of the Warrant except the right to receive the Redemption Fee without interest upon surrender of his Warrant.

Section 5. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall have no rights as a stockholder of the Company with respect to the Warrant Shares, including the right to vote such shares, receive dividends or other distributions, or be notified of stockholder meetings.

Section 6. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any of the foregoing, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 7. Restricted Securities. The securities evidenced by this Warrant have not been registered under the U.S. Securities Act of 1933, as amended, (the "Securities Act") or any other laws and have been issued in reliance upon an exemption from the registration requirements of the Securities Act and such other laws. Neither the securities evidenced by this certificate nor any interest or participation herein may be offered, sold, assigned, transferred, pledged, encumbered, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. Any replacement Warrants issued pursuant to Sections 2 or 6 hereof and any Warrant Shares issued upon exercise hereof, shall bear the legend set forth at the head of this Warrant. Such legend shall only be removed in the event that the security which would otherwise bear such legend is registered pursuant to the Securities Act or the party seeking to remove such legend provides the Company with an opinion of counsel, which opinion shall be satisfactory to the Company, stating the removal of such legend is appropriate.

Section 8. Transferability and Exchange. This Warrant, and the Common Stock issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to the Company, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, or any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Stock may be transferred to an employee or affiliate of the original Warrant Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to such transferee a Warrant of like tenor evidencing the right of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. A transferee of the original registered Warrant Holder becomes a registered Warrant Holder only upon delivery to the Company of the original Warrant and an original assignment, substantially in the form set forth in Exhibit B attached hereto.

Section 9. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt, on the fifth business day thereafter if deposited in the mail or upon confirmation of transmission if transmitted by electronic means. The addresses and facsimile numbers for such communications shall be:

If to the Company:                       Immtech Pharmaceuticals, Inc.
                                         One North End Avenue
                                         New York, NY  10282

Attention:                               Eric L. Sorkin, Chief Executive Officer
                                         Telephone:     (212) 791-2911
                                         Facsimile:     (212) 791-2917

If to Warrant Holder:                    Ferris, Baker Watts, Incorporated
                                         100 Light Street
                                         Baltimore, Maryland 21202

Attention:                               General Counsel
                                         Telephone:     (800) 436-2000
                                         Facsimile:     (410) 468-2746

               Either party hereto may from time to time change its address or facsimile number for notices under this Section 9 by giving written notice of such change to the other party hereto.

Section 10.    Miscellaneous.

               (a) Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

               (b) Applicable Law. This Warrant shall be governed by the internal laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

               (c) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

               (d) Entire Agreement. This Warrant constitutes the entire agreement among the parties with respect to the subject matter hereof. No amendment to this Warrant shall be effective unless in writing signed by the party against which enforcement of such is sought.

               (e) Dispute Resolution. If the parties hereto are unable to resolve any dispute under this Warrant by negotiations, the dispute shall be
exclusively   settled  by  confidential
arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association in New York City by three arbitrators, one selected by the Company, one by the Warrant Holder and the third by the two so selected. Judgment upon any award of a majority of the arbitrators may be entered in any court having jurisdiction. The arbitrators shall have no authority to amend this Warrant.



                            (Signature Page Follows)

        IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned as of the date first set forth above.



                                    IMMTECH PHARMACEUTICALS, INC.


                                    By:
                                          --------------------------------------
                                           Eric L. Sorkin
                                           President and Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------



                              WARRANT EXERCISE FORM
                          IMMTECH PHARMACEUTICALS, INC.

               The undersigned ("Warrant Holder") hereby irrevocably exercises the right to purchase __________________ shares of Common Stock, $0.01 par value, of Immtech Pharmaceuticals, Inc., an entity organized and existing under the laws of the State of Delaware (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Aggregate Exercise Price for such shares in full in the amount of $________ per Share and the aggregate amount of $___________.

               By delivering this notice, the undersigned agrees to be subject to the terms and conditions of the attached Warrant.

               The undersigned requests that stock certificate(s) for the Shares to be issued pursuant to this Warrant Exercise Form, and any Warrant representing any unexercised portion hereof be issued, in the name of the Warrant Holder and delivered to the undersigned at the address set forth below and be registered on the books and records of the Company with the transfer agent.

Dated:
        --------------------------



----------------------------------
Signature of Warrant Holder



----------------------------------
Name of Warrant Holder (Print)



----------------------------------
Address

                                     NOTICE

        The signature to the foregoing Warrant Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration, enlargement or any other change whatsoever.

                                                                       Exhibit B
                                                                       ---------



                                   ASSIGNMENT

    (To Be Executed by the Holder to Effect Transfer of the Attached Warrant)

For Value Received, ______________________________ hereby sells, assigns and transfers to ________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint ____________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

Dated:                                      Signed:
        ---------------------------                  --------------------------


Please print or typewrite                             Please insert Social
name and address of                                   Security or other Tax
Assignee:                                             Identification Number
                                                      of Assignee:

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